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SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

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SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

10260 Campus Point Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 14, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Science Applications International Corporation, a Delaware corporation (the “Company”), will be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, July 14, 2006, at 11:00 A.M. (local time). For the convenience of our stockholders, the meeting will be videocast to Conference Room 2040 in Building D of our offices at 10260 Campus Point Drive, San Diego, California and to other locations and will be webcast on our website (www.saic.com) and our internal website, ISSAIC. The Annual Meeting is being held for the following purposes:

1.        To elect four Class I Directors;

2.        To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007;

3.        To consider and vote upon a stockholder proposal regarding majority voting for the election of Directors; and

4.        To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

Only stockholders of record at the close of business on May 17, 2006, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at 10010 Campus Point Drive, San Diego, California, and 1710 SAIC Drive, McLean, Virginia for at least 10 days prior to the meeting and will also be available for inspection at the meeting.

By Order of the Board of Directors

Douglas E. Scott

Senior Vice President,

General Counsel and Corporate Secretary

San Diego, California

June 7, 2006

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy or voting instructions (1) over the Internet, (2) by telephone or (3) by mail. For specific instructions, please refer to the questions and answers beginning on the first page of this Proxy Statement or the instructions on the proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

10260 Campus Point Drive

San Diego, California 92121

ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 14, 2006

PROXY STATEMENT

This Proxy Statement is being furnished to the stockholders of Science Applications International Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, July 14, 2006, at 11:00 A.M. (local time) and at any and all adjournments, postponements or continuations thereof. This Proxy Statement and the proxy and voting instruction card are first being mailed or delivered to the stockholders of the Company on or about June 7, 2006.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon:

1.	The election of four Class I Directors;

2.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007;

3.	A stockholder proposal regarding majority voting for the election of Directors; and

4.	Such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, July 14, 2006, at 11:00 A.M. (local time).

Who can attend the Annual Meeting?

All stockholders or their duly appointed proxies may attend the meeting.

INFORMATION ABOUT VOTING RIGHTS AND SOLICITATION OF PROXIES

Who is entitled to vote at the Annual Meeting?

Only stockholders of record of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), and/or Class B common stock, par value $0.05 per share (the “Class B common stock”), as of the close of business on May 17, 2006 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 169,163,606 shares of Class A common stock and 206,147 shares of Class B common stock outstanding. The Company has no other class of capital stock outstanding. The Class A common stock and the Class B common stock are collectively referred to herein as the “Common Stock” and vote together as a single class on all matters.

What constitutes a quorum?

The presence at the meeting, either in person or by proxy, of the holders of a majority of the total voting power of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to conduct business at the Annual Meeting. Although abstentions may be specified on all proposals (other than the election of Directors), abstentions will only be counted as present for purposes of determining the presence of a quorum.

How many votes am I entitled to?

Each holder of Class A common stock will be entitled to one vote per share and each holder of Class B common stock will be entitled to 20 votes per share, in person or by proxy, for each share of Common Stock held in such stockholder’s name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting. However, in the election of Directors, all shares are entitled to be voted cumulatively. Accordingly, in voting for Directors: (i) each share of Class A common stock is entitled to as many votes as there are Directors to be elected; (ii) each share of Class B common stock is entitled to 20 times as many votes as there are Directors to be elected and (iii) each stockholder may cast all of such votes for a single nominee or distribute them among any two or more nominees as such stockholder chooses. To apportion your votes among two or more nominees other than on a pro rata basis, you must either submit your proxy or voting instructions using a proxy and voting instruction card or by ballot in person at the Annual Meeting, stating explicitly how you intend to apportion your votes. You may not submit your proxy or voting instructions over the Internet or by telephone if you wish to distribute your votes unevenly among two or more nominees. Unless otherwise directed, shares represented by properly executed proxies will be voted at the discretion of the proxy holders so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting.

How do I vote my shares?

Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, the shares represented by properly executed proxies will be voted FOR the election of Directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007, and AGAINST the stockholder proposal regarding majority voting for the election of Directors. No business other than that set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting; however, should any other matter requiring a vote of stockholders properly come before the Annual Meeting, it is the intention of the proxy holders to vote such shares in accordance with their best judgment on such matter.

There are four different ways to vote your shares:

By Internet:    You may submit a proxy or voting instructions over the Internet by following the instructions at www.proxyvote.com.

By Telephone:    You may submit a proxy or voting instructions by calling 1-800-690-6903 and following the instructions.

By Mail:    If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.

In Person:    If you are a stockholder as of the Record Date and attend the meeting at the SAIC Conference Center in McLean, Virginia, you may vote in person at the meeting.

Submitting a proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Corporate Secretary of the Company as described below, or by attending the Annual Meeting and voting in person. The mailing address of the Corporate Secretary is 10260 Campus Point Drive, San Diego, California 92121. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

How are the shares held by the Retirement Plans voted?

Each participant in the SAIC Retirement Plan of the Company (the “SAIC Plan”), the Telcordia Technologies 401(k) Savings Plan of Telcordia Technologies, Inc., a wholly-owned subsidiary of the Company prior to its sale on March 15, 2005 (the “Telcordia Plan”), and the AMSEC Employees 401(k) Profit Sharing Plan of AMSEC LLC, a joint venture of which the Company owns 55% (the “AMSEC Plan”) (collectively, the “Retirement Plans”) has the right to instruct Vanguard Fiduciary Trust Company, as trustee of the Retirement Plans (the “Trustee”), on a confidential basis as to how to vote his or her proportionate interests in all allocated shares of Common Stock held in the Retirement Plans. The Trustee will vote all allocated shares held in the Retirement Plans as to which no voting instructions are received, together with all unallocated shares held in the Retirement Plans, in the same proportion, on a plan-by-plan basis, as the allocated shares for which voting instructions have been received. The Trustee’s duties with respect to voting the Common Stock in the Retirement Plans are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the Common Stock held by the Trustee and to determine, in the Trustee’s best judgment, how to vote the shares.

How are the shares held by the Stock Plans voted?

Under the terms of the Company’s Stock Compensation Plan, Management Stock Compensation Plan and Key Executive Stock Deferral Plan (collectively, the “Stock Plans”), Wachovia Bank, N.A. (“Wachovia”), as trustee of the Stock Plans, has the power to vote the shares of Class A common stock held by Wachovia in the Stock Plans. Wachovia will vote all such shares of Class A common stock in the same proportion that the other stockholders of the Company vote their shares of Common Stock.

Who is soliciting these proxies?

The Board of Directors is soliciting these proxies and the cost of the solicitation will be borne by the Company, including the charges and expenses of persons holding shares in their name as nominee incurred in connection with forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mail, proxies may be solicited by officers, Directors and regular employees of the Company in person, by telephone or by email. Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.

PROPOSAL I—ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for a “classified” Board of Directors consisting of three classes which shall be as equal in number as possible. The number of Directors is currently fixed at 12 Directors, with four Directors in each of Class I, II and III.

At the Annual Meeting, four Class I Directors are to be elected to serve three-year terms ending in 2009 or until their successors are elected and qualified or their earlier retirement, death, resignation or removal or disqualification from service as a Director pursuant to any current or future provision of the Bylaws. Currently, W.H. Demisch, J.A. Drummond, H.M.J. Kraemer, Jr. and C.B. Malone serve as Class I Directors. All such Class I Directors will be standing for reelection with the exception of C.B. Malone. L.A. Simpson has been nominated to stand for election as a Class I Director in Ms. Malone’s place. Mr. Simpson previously served as a Director of the Company from July 1999 to February 2002. In accordance with the policy of the Nominating and Corporate Governance Committee, Mr. Simpson has agreed to resign from the Board in December 2008 when he reaches age 72, which is the mandatory retirement age for independent Directors. In addition, J.H. Warner, Jr., a Class II Director, is retiring as a Director immediately before the Annual Meeting as a result of reaching the mandatory retirement age for employee Directors. Upon Mr. Warner’s resignation, there will be a vacancy on the Board.

All nominees have been nominated by the Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee. To the best knowledge of the Board of Directors, all of the nominees are, and will be, able and willing to serve. Each nominee has consented to be named in this Proxy Statement and to serve if elected.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR each nominee. The four nominees who receive the most votes will be elected as Class I Directors, and abstentions and withheld votes will generally not have an effect on the outcome of this vote. The Board of Directors, however, has adopted a policy whereby any nominee for Director in an uncontested election (i.e., an election in which the number of nominees does not exceed the number of Directors to be elected) who receives a greater number of votes “withheld” from his or her election than voted “for” such election will tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. In such a circumstance, the Nominating and Corporate Governance Committee will recommend to the Board of Directors the action to be taken with respect to such offer of resignation, and the Board of Directors will promptly disclose its decision as to whether or not to accept or reject the tendered resignation in a press release, Current Report on Form 8-K filed with the Securities and Exchange Commission or some other permissible manner.

Shares of Common Stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, the shares represented by properly executed proxies will be voted FOR the election of Directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting. In the event that any of the four nominees listed below should become unable to stand for election at the Annual Meeting, the proxy holders intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place and stead of any nominee unable to serve.

Set forth below is a brief biography of each nominee for election as a Class I Director and of all other members of the Board of Directors who will continue in office:

NOMINEES FOR ELECTION AS CLASS I DIRECTORS—TERM ENDING 2009

W.H. Demisch, age 61 Director	Director since 1990

Mr. Demisch has been a principal of Demisch Associates LLC, a consulting firm, since 2003. He was a Managing Director of Dresdner Kleinwort Wasserstein, formerly Wasserstein Perella Securities, Inc., from 1998 to 2002. From 1993 to 1998, he was Managing Director of BT Alex. Brown, and from 1988 to 1993, he was Managing Director of UBS Securities, Inc.

J.A. Drummond, age 66 Director	Director since 2003

Mr. Drummond was employed by BellSouth Corporation from 1962 until his retirement in December 2001. He served as Vice Chairman of BellSouth Corporation from January 2000 until his retirement. He was President and Chief Executive Officer of BellSouth Communications Group, a provider of traditional telephone operations and products, from January 1998 until December 1999. He was President and Chief Executive Officer of BellSouth Telecommunications, Inc. from January 1995 until December 1997. Mr. Drummond is also a member of the board of directors of Borg-Warner Automotive, AirTran Holdings, Inc. and Centillium Communications, Inc.

H.M.J. Kraemer, Jr., age 51 Director	Director since 1997

Mr. Kraemer has been an executive partner of Madison Dearborn Partners, LLC, a private equity investment firm, since April 2005, and has served as a professor at the Kellogg School of Management at Northwestern University since January 2005. Mr. Kraemer previously served as the Chairman of Baxter International, Inc., or Baxter, a health-care products, systems and services company, from January 2000 until April 2004, as Chief Executive Officer of Baxter from January 1999 until April 2004 and as President of Baxter from April 1997 until April 2004. Mr. Kraemer also served as the Senior Vice President and Chief Financial Officer of Baxter from November 1993 to April 1997.

L.A. Simpson, age 69	Nominee for Director

Mr. Simpson has served as President and Chief Executive Officer, Capital Operations, of GEICO Corporation, an auto insurer, since May 1993. Mr. Simpson previously served as Vice Chairman of the Board of GEICO from 1985 to 1993. Mr. Simpson is also a member of the board of directors of VeriSign, Inc., Western Asset Funds, Inc. and Western Asset Income Fund and serves as a trustee of Western Asset Premier Bond Fund.

CLASS II DIRECTORS—TERM ENDING 2007

K.C. Dahlberg, age 61 Chief Executive Officer, President, Chairman of the Board and Director	Director since 2003

Mr. Dahlberg has served as Chairman of the Board since July 2004 and Chief Executive Officer and President since November 2003. Prior to joining the Company, Mr. Dahlberg served as Corporate Executive Vice President of General Dynamics Corp. from March 2001 to October 2003. Mr. Dahlberg served as President of Raytheon International from February 2000 to March 2001, and from 1997 to 2000 he served as President and Chief Operating Officer of Raytheon Systems Company. Mr. Dahlberg held various positions with Hughes Aircraft from 1967 to 1997. Mr. Dahlberg is also on the board of directors of Teledyne Technologies, Incorporated.

J.P. Walkush, age 54 Executive Vice President and Director	Director since 1996

Mr. Walkush has served as Executive Vice President since July 2000 and a Director since April 1996. Mr. Walkush has held various positions with the Company from 1976 to 1979 and since 1981, including serving as a Sector Vice President from 1994 to 2000.

A.T. Young, age 68 Lead Director	Director since 1995

Mr. Young retired from Lockheed Martin Corp. in 1995 after having served as an Executive Vice President from March 1995 to July 1995. Prior to its merger with Lockheed Corporation, Mr. Young served as the President and Chief Operating Officer of Martin Marietta Corp. from 1990 to 1995. Mr. Young is also on the board of directors of the Goodrich Corporation.

CLASS III DIRECTORS—TERM ENDING 2008

D.H. Foley, age 61 Executive Vice President and Director	Director since 2002

Dr. Foley has served as Chief Engineering and Technology Officer since January 2005, Executive Vice President since July 2000, and a Director since July 2002. Dr. Foley has held various positions with the Company since 1992, including serving as Group President from February 2004 to January 2005 and a Sector Vice President from 1992 to July 2000.

J.J. Hamre, age 55 Director	Director since 2005

Dr. Hamre has served as the President and Chief Executive Officer of the Center for Strategic & International Studies, a public policy research institution, since 2000. Dr. Hamre served as U.S. Deputy Secretary of Defense from 1997 to 2000 and Under Secretary of Defense (Comptroller) from 1993 to 1997. Dr. Hamre is also a member of the board of directors of ChoicePoint, Inc., ITT Industries, Inc., and MITRE Corporation.

A.K. Jones, age 64 Director	Director since 1998

Dr. Jones is the Quarles Professor of Engineering at the University of Virginia, where she has taught since 1989. From 1993 to 1997, Dr. Jones was on leave of absence from the University to serve as Director of Defense Research and Engineering in the U.S. Department of Defense. Dr. Jones also served as a Director of the Company from 1987 to 1993.

E.J. Sanderson, Jr., age 57 Director	Director since 2002

Mr. Sanderson retired from Oracle Corporation in 2001 after having served as an Executive Vice President since 1995. At Oracle, Mr. Sanderson was responsible for Oracle Product Industries, Oracle Consulting, and the Latin American Division. Prior to that he was President of Unisys World-wide Services and partner at both McKinsey & Company and Accenture (formerly Andersen Consulting).

PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending January 31, 2007. During the fiscal year ended January 31, 2006 (“Fiscal 2006”), Deloitte & Touche LLP served as the Company’s independent registered public accounting firm and also provided certain tax and other audit-related services as set forth in the section entitled “Audit Matters” below. Representatives of Deloitte & Touche LLP will be at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Stockholders are not required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Company is submitting the appointment for ratification as a matter for good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007. The affirmative vote of the holders of a majority of the voting power of Class A common stock and Class B common stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required to approve the proposal. Shares of Common Stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. A stockholder who submits a ballot or proxy is “present,” so an abstention will have the same effect as a vote against the proposal. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted FOR the proposal.

PROPOSAL III—STOCKHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR THE ELECTION OF DIRECTORS

The following proposal was submitted by Christopher A. Smith, 3440 Hamlin Road, Lafayette, California 94549. Mr. Smith has requested that the Company include the proposal and supporting statement in its Proxy Statement for the Annual Meeting, and if properly presented, this proposal will be voted on at the Annual Meeting. As of the Record Date, Mr. Smith beneficially owned 21,965 shares of the Company’s Class A common stock. The stockholder proposal and supporting statement is quoted verbatim in italics below. The Company is not responsible for the contents of the proposal or supporting statement.

The Board of Directors does not support the adoption of the resolution proposed below and asks stockholders to consider its response, which follows the stockholder proposal.

Stockholder Proposal

“RESOLVED:    That SAIC stockholders recommend that the Board of Directors take the necessary steps to require that a director be elected by a favorable majority of (a) votes cast for the nominee plus (b) votes withheld from nominee, unless (x) the number of nominees exceeds the number of directors to be elected and (y) proxies are solicited by or on behalf of a person other than SAIC. In conjunction with specifying a majority vote threshold, the Board should address the status of incumbent directors who do not receive the required number of votes and who would be considered “holdover” directors under the law of Delaware, where SAIC is incorporated, and the procedure for filling any vacancy that arises as a result of an incumbent director’s failure to obtain the required vote.

Supporting Statement

Who supports Majority Voting?    Institutional Shareholder Services, The Council of Institutional Investors, The CFA Institute’s Centre for Financial Market Integrity, The California Public Employees Retirement System (CALPERS), and many other organizations.

Currently, SAIC uses a cumulative, or plurality voting standard for director elections, which means that the nominee who receives the most votes will be elected. Nearly all corporate director elections, including at least the last ten at SAIC, are uncontested; in other words, there is only one candidate for each open seat (Harvard Law School Professor Lucian Bebchuk has estimated that there were only about 80 contested elections at public companies from 1996 to 2002).

In uncontested situations, a plurality voting standard ensures that a nominee will be elected even if holders of a majority of shares voting exercise their right to withhold support from the nominee on the proxy card. Indeed, under plurality voting, a SINGLE SHARE could elect a nominee. Because so few outside shareholders actually attend the annual meeting, absent a proxy contest, directors who are nominated by the incumbent board will win election no matter how unpopular or ineffective they are.

Section 216 of the Delaware General Corporation Law allows a corporation to deviate from the plurality default standard by establishing a different standard in its charter or bylaws. This proposal, if implemented by the Board, would do that by requiring directors to be elected by a majority of shares voting for a nominee or withholding their votes from the nominees at a meeting. The plurality standard would be retained for contested elections.

The proponent believes that a majority voting standard for director election would create a more robust system of board accountability. Under the case law of Delaware, the power of stockholders over director election is supposed to be a safety valve that justifies giving the board substantial direction to manage the corporation’s business and affairs. Requiring a nominee to garner majority support among stockholders – thus giving stockholders’ withheld votes real meaning – would help restore this safety valve.

The proponent urges you to mark your proxy FOR this resolution.”

Board of Directors’ Statement in Opposition to the Stockholder Proposal

The stockholder proposal requests that the Company take the necessary steps to adopt a majority voting standard for uncontested Director elections rather than plurality voting. Plurality voting is the default standard for companies incorporated in Delaware, like the Company, and the voting approach used by the vast majority of companies. Under plurality voting, nominees who receive the most affirmative votes are elected to serve as Directors.

The Board of Directors has thoroughly examined and considered the arguments for and against the stockholder proposal. After careful consideration, the Board of Directors recommends a vote against the proposal for the following reasons:

•	The Current Plurality System Has Worked. The Company has a history of using the plurality system to elect strong Boards. During the past ten years, every Director nominee has received the affirmative vote of at least 96.0% of the voting power of the Common Stock voted with respect to his or her election at the Company’s Annual Meetings. During that same time period, no more than 3.9% of the voting power of the Common Stock was withheld from the election of any Director nominee at those same Annual Meetings. Consequently, changing from the Company’s plurality voting requirement to the proposed majority voting standard would not have had an effect on the outcome of the elections of any Director nominated for election during the past ten years.

•	The Current Plurality System is Compatible with Cumulative Voting. The plurality voting standard is compatible with the Company’s cumulative voting provisions, which allow stockholders to aggregate their votes for a single Director nominee. Together, plurality voting and cumulative voting provide stockholders a meaningful ability to express their preferences in the election of Directors. The ability to cumulate votes in Director elections is universally recognized as a strong measure protecting stockholder rights. However, the majority voting standard advocated by the stockholder proposal may raise difficult issues in the context of cumulative voting. While the rules governing plurality voting are well understood, majority voting at companies that have cumulative voting presents technical and legal issues for which there is limited precedent. These difficulties have led influential advocacy groups and corporate governance organizations like the American Bar Association Committee on Corporate Laws to indicate that majority voting is not necessary for companies that allow cumulative voting.

•	The Stockholder’s Proposed Approach Could Create “Holdover” Directors. The Board of Directors and Nominating and Corporate Governance Committee have spent considerable time studying the various issues implicated in changing from the traditional plurality standard in the election of Directors to a majority standard. One significant issue raised is the status of “holdover” Directors under Delaware corporate law. Specifically, in an uncontested election an incumbent nominee who fails to receive the requisite majority vote under the standard recommended by the stockholder proponent would nonetheless remain in office indefinitely as a “holdover” Director until his or her successor was duly elected. The holdover Director would have no obligation to resign or offer to resign, and the remaining Directors would not have the power to remove that Director from the Board. The proponent recognizes the holdover issue in his supporting statement but does not provide guidance regarding how to address the issue.

•

The Board of Directors Has Adopted an Alternative that Responds to the Proponent’s Concerns. The Board of Directors has adopted an approach that it believes responds to the proponent’s concerns and is compatible with cumulative voting, while addressing the “holdover” problems discussed above. Following its review of the proponent’s proposal, the Board of Directors amended its Corporate Governance Guidelines, as previously described in more detail in this Proxy Statement under “Proposal I – Election of Directors.” Pursuant to this new policy, which will be in effect for the election of the Class I Directors at the Annual Meeting, any Director nominee in an uncontested election (i.e., an election in which the number of nominees does not exceed the number of Directors to be elected) who receives a greater number of votes “withheld” from his or her election than votes “for” such election must tender his or her resignation to the Nominating and Corporate Governance Committee. In such a circumstance, the Nominating and Corporate Governance Committee will recommend to the Board of Directors the action to be taken with respect to such offer of resignation, and the Board of Directors will promptly disclose its decision as to whether or not to accept or reject the tendered resignation in a press release, Current Report on Form 8-K filed with the Securities and Exchange Commission or some other permissible manner. This approach is sometimes referred to as a “modified plurality” voting policy. The Board of Directors believes that this approach is effective in giving stockholders a meaningful role in the election of Directors and in removing a Director opposed by stockholders, while addressing some of the procedural problems and concerns detailed above. Furthermore, the Company’s adoption of this kind of resignation policy is consistent with actions taken by many other large public companies, including peer companies like General Dynamics and Raytheon and others like Hewlett-Packard, General Electric and Microsoft.

Given the legal uncertainties and practical implications of adopting the proposed majority voting standard, the Board believes that its “modified plurality” approach detailed above represents the best alternative currently available to demonstrate accountability to stockholders. The Board does not believe it is in the best interests of the Company to make additional changes to its process of electing Directors at this time and recommends against adoption of the stockholder proposal. The Board of Directors, however, will continue to assess the effects of a majority voting standard in the context of the current and emerging best corporate governance practices for the Company and its stockholders.

Unanimous Recommendation of the Board of Directors; Vote Required

The Board of Directors unanimously recommends a vote AGAINST the stockholder proposal regarding majority voting for the election of Directors. The affirmative vote of the holders of a majority of the voting power of Class A common stock and Class B common stock, voting together as a single class, present or represented and entitled to vote at the Annual Meeting is required to approve the stockholder proposal. Shares of Common Stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. A stockholder who submits a ballot or proxy is “present,” so an abstention will have the same effect as a vote against the proposal. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted AGAINST the stockholder proposal.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During Fiscal 2006, the Board of Directors held 15 meetings of the entire Board and one meeting of only the independent Directors. Average attendance at such meetings of the Board of Directors was 91%. During Fiscal 2006, all incumbent Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of the Board of Directors, other than J.J. Hamre who attended 71% of such meetings. In addition, all Directors other than J.J. Hamre and C.B. Malone attended the 2005 Annual Meeting of Stockholders. It is the Company’s policy that all Directors attend the Company’s annual meetings.

The Board of Directors has the following principal standing committees: an Audit Committee, a Compensation Committee, an Ethics and Corporate Responsibility Committee, a Nominating and Corporate Governance Committee and a Stock Policy Committee. The charters of these committees are available at the Company’s website at www.saic.com/corporategovernance/.

Audit Committee

The functions of the Audit Committee are described below under the heading “Audit Committee Report” and the Audit Committee’s charter is attached to this Proxy Statement as Annex I. The Audit Committee held 15 meetings during Fiscal 2006. The Audit Committee is comprised of five independent Directors as defined by the current listing standards of the New York Stock Exchange (the “NYSE”) and the Company’s Corporate Governance Guidelines. The Board of Directors has determined that W.H. Demisch, J.A. Drummond, H.M.J. Kraemer, Jr. and C.B. Malone qualify as Audit Committee financial experts as defined by the rules under the Securities Exchange Act of 1934, as amended. The backgrounds and experience of the Audit Committee financial experts are set forth above in “Proposal I – Election of Directors.” The current members of the Audit Committee are C.B. Malone (Chairperson), W.H. Demisch, J.A. Drummond, A.K. Jones and H.M.J. Kraemer, Jr.

Compensation Committee

The Compensation Committee’s responsibilities include: (i) determining the compensation of the Chief Executive Officer and reviewing and approving the compensation of the other executive officers named pursuant to Section 16 of the Securities Exchange Act of 1934; (ii) exercising all rights, authority and functions under all of the Company’s stock, retirement and other compensation plans; (iii) approving and making recommendations to the Board regarding non-employee Director compensation; (iv) preparing an annual report on executive compensation for inclusion in the Company’s Proxy Statement or Annual Report on Form 10-K, in accordance with the rules and regulations of the Securities and Exchange Commission; and (v) providing guidance and monitoring the formulation and implementation of human resource management. The Compensation Committee held 13 meetings during Fiscal 2006. The Compensation Committee is comprised of four independent Directors as defined by the current listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The current members of the Compensation Committee are E.J. Sanderson, Jr. (Chairperson), W.H. Demisch, A.K. Jones and H.M.J. Kraemer, Jr.

Ethics and Corporate Responsibility Committee

The Ethics and Corporate Responsibility Committee’s duties include: (i) reviewing and making recommendations regarding the ethical responsibilities of the Company’s employees and consultants under the Company’s administrative policies and procedures; (ii) reviewing and assessing the Company’s policies and procedures addressing the resolution of conflicts of interest involving the Company, its employees, officers and Directors and addressing any potential conflict of interest involving the Company and a Director or an executive officer; (iii) reviewing and establishing procedures for the receipt, retention and treatment of complaints regarding violations of the Company’s policies, procedures and standards related to ethical conduct and legal compliance; and (iv) reviewing and evaluating the effectiveness of the Company’s ethics, compliance and training programs and related administrative policies. The Ethics and Corporate Responsibility Committee held six meetings during Fiscal 2006. The current members of the Ethics and Corporate Responsibility Committee are A.K. Jones (Chairperson), J.A. Drummond, J.J. Hamre, C.B. Malone and J.H. Warner, Jr.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include: (i) evaluating, identifying and recommending nominees to the Board, including nominees proposed by stockholders; (ii) reviewing and making recommendations regarding the composition and procedures of the Board; (iii) making recommendations regarding the size, composition and charters of the committees of the Board; (iv) reviewing and developing long-range plans for Chief Executive Officer and management succession; (v) developing and recommending to the Board a set of corporate governance principles, including recommending to the Board an independent director to serve as the Lead Director; and (vi) developing and overseeing an annual self-evaluation process of the Board and its committees. A copy of the Nominating and Corporate Governance Committee’s charter is available at the Company’s website at www.saic.com/corporategovernance/.

The Nominating and Corporate Governance Committee held five meetings during Fiscal 2006. The current members of the Nominating and Corporate Governance Committee are J.A. Drummond (Chairperson), K.C. Dahlberg, C.B. Malone, J.H. Warner, Jr. and A.T. Young. J.A. Drummond, C.B. Malone and A.T. Young are independent Directors as defined by the current listing standards of the NYSE and the Company’s Corporate Governance Guidelines. Currently, A.T. Young serves as the Company’s Lead Director.

As indicated previously, the Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for recommending nominees for membership on the Board. The Board believes its membership should reflect a broad range of experience, knowledge and judgment beneficial to the broad business diversity of the Company. The Company expects a high level of commitment from its Directors and will review a candidate’s other commitments and service on other boards to ensure that the candidate has sufficient time to devote to the Company. In recommending nominees for membership on the Board, the Nominating and Corporate Governance Committee has been directed by the Board to observe the following principles: (i) a majority of Directors must meet the independence criteria established by the Company; (ii) based upon the desired Board size of 12 Directors, no more than five Directors may be employees of the Company; (iii) only a full-time employee who serves as either the Chief Executive Officer or a direct report to the Chief Executive Officer will be considered as a candidate for an employee Director position; and (iv) no Director nominee may be a consultant to the Company. Further, the retirement age for independent Directors is age 72 and the retirement age for employee Directors is age 65. It is the policy of the Nominating and Corporate Governance Committee to nominate only candidates who will not attain the applicable retirement age during their term of office or those who have agreed to resign from the Board upon their applicable birthday.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for Director. The Committee regularly assesses the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, its Director membership criteria as stated in the Corporate Governance Guidelines and the Company’s current and future needs. To the extent that vacancies are anticipated or otherwise arise, the Committee prepares a target candidate profile and develops an initial list of Director candidates identified by the current members of the Board, business contacts, community leaders and members of management. The Committee may also retain a professional search firm to assist it in developing a list of qualified candidates, although the Committee has not utilized the services of such firms to date. The Nominating and Corporate Governance Committee would also consider any stockholder recommendations for Director nominees that are properly received in accordance with the Company’s Bylaws, as discussed below, and applicable rules and regulations of the Securities and Exchange Commission.

The Committee then screens and evaluates the resulting slate of Director candidates to identify those individuals who best fit the target candidate profile and Board membership criteria and provides the Board of Directors with its recommendations. The Board of Directors then considers the recommendations and votes on whether to nominate the Director candidate for election by the stockholders at the Annual Meeting or to appoint the Director candidate to fill a vacancy on the Board.

As indicated above, any stockholder may nominate a person for election as a Director of the Company by complying with the procedures set forth in the Company’s Bylaws. Pursuant to Section 3.03 of the Company’s Bylaws, in order for a stockholder to nominate a person for election as a Director, such stockholder must give timely notice to the Corporate Secretary of the Company prior to the meeting at which Directors are to be elected. To be timely, notice must be received by the Corporate Secretary not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days’ notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information about the nominee, including his or her name, age, business and residence addresses and principal occupation during the past five years, the class and number of shares of Common Stock beneficially owned by such nominee and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee. The notice must also contain certain information about the stockholder proposing to nominate that person. Pursuant to Section 3.03 of the Company’s Bylaws, the Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee’s eligibility to serve as a Director.

Stock Policy Committee

The Stock Policy Committee’s responsibilities include: (i) during intervals between the regularly scheduled meetings of the Board of Directors, exercising all the powers and authority of the Board of Directors with respect to establishing the Market Factor in the Company’s stock price formula and the fair market value price of the Class A common stock; (ii) selecting an independent appraisal firm to review the value of the Company’s stock; (iii) reviewing and recommending any changes to the formula adopted by the Board of Directors for the purpose of determining the fair market value of the Company’s Class A and Class B common stock; and (iv) reviewing and recommending any changes to the Company’s stock programs and in the function of the Company’s broker dealer subsidiary, Bull, Inc. The Stock Policy Committee held eight meetings during Fiscal 2006. The current members of the Stock Policy Committee are J.P. Walkush (Chairperson), K.C. Dahlberg, W.H. Demisch, D. H. Foley and A.T. Young.

Communications with the Board

Stockholders may contact Directors by writing to them either individually, the independent Directors as a group, or the entire Board of Directors at the following address:

Science Applications International Corporation

Attention: Corporate Secretary

10260 Campus Point Drive, M/S F-3

San Diego, CA 92121

Communications sent to an individual Director will be forwarded directly to the individual Director. Communications sent to the Board of Directors will be forwarded to the Chairman of the Board of Directors and to the Lead Director. Communications sent to the independent Directors as a group will be forwarded to the Lead Director on behalf of all independent Directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The following table sets forth information regarding the annual and long-term compensation for services to the Company for the fiscal years ended January 31, 2006, 2005 and 2004, of those persons who were, at January 31, 2006 (1) the Chief Executive Officer and (2) the other four most highly compensated executive officers of the Company, all of whom are collectively referred to as the Company’s “Named Executive Officers.” The following table sets forth the annual and long-term compensation earned by the Named Executive Officers for the relevant fiscal year, whether or not paid in such fiscal year:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position(s)	Year	Salary(1)	Bonus(2)	Other Annual Compensation(3)	Restricted Stock Awards(4)	Number of Securities Underlying Options	All Other Compensation(5)

K.C. Dahlberg Chairman, Chief Executive Officer and President	2006 2005 2004	$1,000,000 1,000,000 250,000(7)	$1,100,000 1,500,000 1,010,000(8)	$10,250 77,897(6) 229,459(9)	$400,023 299,989 2,687,686	200,000 260,000 225,000	$15,482 — —

D.H. Foley Chief Engineering and Technology Officer	2006 2005 2004	473,846 457,692 446,923	500,000 484,994 415,018	650 300 —	100,006 110,012 109,998	40,000 65,000 70,000	15,336 9,052 13,445

J.H. Warner, Jr. Executive Vice President	2006 2005 2004	475,962 475,962 475,962	450,000 550,018 510,015	5,575 5,375 4,725	100,006 99,996 99,992	25,000 55,000 50,000	14,598 9,052 13,445

W.A. Roper, Jr. Executive Vice President	2006 2005 2004	475,962 475,962 475,962	400,000 799,996 500,009	350 6,275 5,825	100,006 130,003 149,988	40,000 55,000 60,000	14,691 9,052 13,442

G.T. Singley Group President	2006 2005 2004	375,000 315,000 273,269	500,000 400,003 234,998	2,343 2,594 2,418	100,006 65,002 49,996	40,000 45,000 30,000	14,424 9,052 13,462

(1)	Includes amounts paid in lieu of unused comprehensive leave.

(2)

Amounts include the award of the following number of shares of Class A common stock with a market value as of the date of grant (calculated by multiplying the stock price of the Class A common stock on the date of grant by the number of shares awarded) for fiscal years 2006, 2005 and 2004, respectively, as follows: (a) K.C. Dahlberg: 5,000 net shares (on an after tax basis) with a market value of $219,600 based on an original bonus amount of $357,354, 10,000 shares with a market value of $405,500 and 0 shares; (b) D.H. Foley: 1,701 net shares (on an after tax basis) with a market value of $74,750 based on an original bonus amount of $100,000, 3,699 shares with a market value of $149,994 and 3,834 shares with a market value of $140,018; (c) J.H. Warner, Jr.: 1,113 net shares (on an after tax basis) with a market value of $48,897 based on an original bonus amount of $50,000, 1,850 shares with a market value of $75,018 and 2,191 shares with a market value of $80,015; (d) W.A. Roper, Jr.: 1,170 net shares (on an after tax basis) with a market value of $51,400 based on an original bonus amount of $80,000, 2,466 shares with a market value of $99,996 and 1,917 shares with a market value of $70,009; and (e) G.T. Singley: 1,543 net shares (on an after tax basis) with a market value of $67,800 based on an original bonus amount of $100,000, 3,206 shares with a market value of $130,003, 3,012 shares with a market value of $109,998.

(3)	Represents amounts paid or reimbursed by the Company on behalf of the Named Executive Officers for athletic, airline and country club memberships, financial planning and tax preparation services and relocation expenses.

(4)	Amounts reported represent the market value on the date of grant (calculated by multiplying the stock price of the Class A common stock on the date of grant by the number of shares awarded), without giving effect to the diminution in value attributable to the restrictions on such stock. Restricted stock vests as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively. See “Continued Vesting on Vesting Stock and Options for Retirees” for rights to continued vesting after retirement for certain holders. The amount reported represents the following number of restricted shares of Class A common stock awarded for fiscal years 2006, 2005 and 2004, respectively: (a) K.C. Dahlberg: 9,108 shares, 7,398 shares and 84,545 shares; (b) D.H. Foley: 2,277 shares, 2,713 shares and 3,012 shares; (c) J.H. Warner, Jr.: 2,277 shares, 2,466 shares and 2,738 shares; (d) W.A. Roper, Jr.: 2,277 shares, 3,206 shares and 4,107 shares; and (e) G.T. Singley: 2,277 shares, 1,603 shares and 1,369 shares. As of January 31, 2006, the aggregate restricted stock holdings (other than restricted stock which has been deferred into the Key Executive Stock Deferral Plan) for the Named Executive Officers were as follows: (a) K.C. Dahlberg: 0 shares; (b) D.H. Foley: 3,313 shares with a market value as of such date of $145,507; (c) J.H. Warner, Jr.: 1,366 shares with a market value as of such date of $59,995; (d) W.A. Roper, Jr.: 0 shares; and (e) G.T. Singley: 2,449 shares with a market value of $107,560. Dividends are payable on such restricted stock if and when declared.

(5)	Represents amounts contributed or accrued by the Company for the Named Executive Officers under the Company’s 401(k) Profit Sharing Plan, Employee Stock Retirement Plan and SAIC Retirement Plan.

(6)	Includes $67,897 for country club dues.

(7)	Mr. Dahlberg joined the Company as Chief Executive Officer in November 2003. Accordingly, compensation for fiscal year 2004 is for a partial year.

(8)	Includes $660,000 paid as a cash sign-on bonus.

(9)	Represents the reimbursement of expenses incurred in connection with the relocation of K.C. Dahlberg and his family to the Company’s principal place of business.

Option Grants in Last Fiscal Year

The following table sets forth information regarding grants of options to purchase shares of Class A common stock pursuant to the Company’s 1999 Stock Incentive Plan made during Fiscal 2006 to the Named Executive Officers:

Name	Number of Securities Underlying Options Granted(1)		% of Total Options Granted to Employees in Fiscal 2006	Exercise Price (Per Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
						5%	10%
K.C. Dahlberg	200,000	(4)	3.0%	$40.55	3/31/10	$2,240,643	$4,951,236
D.H. Foley	65,000	(4)	1.0	40.55	3/31/10	728,209	1,609,152
J.H. Warner, Jr.	55,000	(4)	*	40.55	3/31/10	616,177	1,361,590
W.A. Roper, Jr.	55,000	(4)	*	40.55	3/31/10	616,177	1,361,590
G.T. Singley	45,000	(4)	*	40.55	3/31/10	504,145	1,114,028

*	Less than 1% of the total options granted to employees in Fiscal 2006.

(1)	All such options vest as to 20%, 20%, 20% and 40% of the underlying shares on the first, second, third and fourth year anniversaries of the date of grant, respectively. See “Continued Vesting on Vesting Stock and Options for Retirees” for rights to continued vesting after retirement for certain holders.

(2)	The exercise price is equal to the stock price of the Class A common stock on the date of grant.

(3)	The potential realizable value is based on an assumption that the stock price of the Class A common stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the five-year option term. These values are calculated based on the regulations promulgated by the Securities and Exchange Commission and should not be viewed in any way as an estimate or forecast of the future performance of the Company’s Common Stock.

(4)	Although the listed grants of options were made during Fiscal 2006, such grants relate to service for the fiscal year ended January 31, 2005.

Option Exercises and Fiscal Year-End Values

The following table sets forth information regarding the exercise of options during Fiscal 2006 and unexercised options to purchase Class A common stock granted during Fiscal 2006 and prior years under the Company’s 1999 Stock Incentive Plan to the Named Executive Officers and held by them at January 31, 2006:

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at January 31, 2006		Value of Unexercised In-the-Money Options at January 31, 2006(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
K.C. Dahlberg	—	—	102,000	383,000	$1,175,580	$2,647,070
D.H. Foley	50,000	$650,100	85,000	190,000	995,570	1,560,030
J.H. Warner, Jr.	55,000	719,950	64,000	146,000	744,680	1,158,270
W.A. Roper, Jr.	120,000	1,755,600	216,000	184,000	2,711,580	1,624,870
G.T. Singley	17,000	222,530	22,200	84,800	248,214	541,726

(1)	Based on the stock price of the Company’s Class A common stock as of such date less the exercise price of such options.

Employment and Severance Agreements

SAIC and Mr. Dahlberg are parties to two letter agreements, each dated October 3, 2003 (the “Dahlberg Letter Agreements”) pursuant to which Mr. Dahlberg serves as the Company’s Chief Executive Officer. Pursuant to the Dahlberg Letter Agreements, Mr. Dahlberg received or will receive: (1) a base salary of $1,000,000 per year, (2) a cash sign-on bonus of $660,000, (3) an award of 84,545 shares of vesting Class A common stock, (4) an award of a vesting option to purchase up to 225,000 shares of Class A common stock, (5) reimbursement of expenses incurred in connection with the relocation of Mr. Dahlberg and his family to the Company’s principal place of business, (6) a gross up to Mr. Dahlberg’s salary to cover the federal, state and local income and employment tax liability on the relocation benefits, (7) a country club membership, (8) first class seating for business travel, (9) up to $10,000 for financial planning and/or tax preparation within the first two years of employment and (10) disability insurance. The Dahlberg Letter Agreements provide that in the event Mr. Dahlberg’s employment is involuntarily terminated before November 2006, for reasons other than cause, the Company would continue Mr. Dahlberg’s base salary, target short-term bonus and benefits until November 2006. In order to receive these severance benefits, Mr. Dahlberg would be required to sign a release and a non-compete/non-solicitation agreement. At the end of the severance period, Mr. Dahlberg would be provided with at least two years of non-paid consulting status during which his unvested options and stock would continue to vest. For purposes of the Dahlberg Letter Agreements, “cause” is defined as (1) a willful failure to substantially perform his duties, (2) gross misconduct or (3) conviction of a felony.

The Company has entered into severance agreements with each of its executive officers, including each of the Named Executive Officers with the exception of Dr. Warner who is retiring as an executive officer. The severance agreements provide that if the officer is involuntarily terminated without cause or resigns for good reason within a 24 month period following a change in control, the officer will be paid all accrued salary and a pro rata bonus for the year of termination and a single lump sum equal to three times the officer’s then current salary and bonus amount. The officer will also receive such life insurance, disability, medical, dental, hospitalization, financial counseling and tax consulting benefits as are provided to other similarly situated executives who continue in the Company’s employ for the 36 months following termination and up to 12 months of outplacement counseling. Vesting will be accelerated as provided in the Company’s various equity incentive and deferral plans. The officer is not entitled to receive a “gross up” payment to account for any excise tax that might be payable under the Internal Revenue Code, although he or she may elect to receive the full value of the severance payments and pay the excise tax or have the severance payments reduced to the extent necessary to avoid an excise tax.

Other than these agreements, the Company has not entered into any employment or severance agreements with its executive officers.

Director Compensation

All non-employee Directors are paid an annual retainer of $25,000 and the Chair of a committee of the Board is paid an additional annual retainer of $10,000, except for the Chair of the Audit Committee who is paid an additional annual retainer of $15,000. The Lead Director is also paid an additional annual retainer of $10,000. Non-employee Directors also receive $1,500 for each meeting of the Board of Directors and $2,000 for each meeting of a committee on which they serve and are reimbursed for expenses incurred while attending meetings or otherwise performing services as a Director of the Company. The Directors are eligible to defer their fees into the Company’s Keystaff Deferral Plan and Key Executive Stock Deferral Plan. In addition, a stock bonus of 1,000 shares of Class A common stock will be offered to independent Director nominees as an inducement to join the Board.

Non-employee Directors are eligible to receive stock options under the Company’s 1999 Stock Incentive Plan. For services rendered as a Director during Fiscal 2006, W.H. Demisch, J.A. Drummond, J.J. Hamre, A.K. Jones, H.M.J. Kraemer, Jr., C.B. Malone, E.J. Sanderson, Jr. and A.T. Young each received options to purchase 11,000 shares of Class A common stock at $43.92 per share (which was the stock price on the date of grant). All such options vest as to 20%, 20%, 20% and 40% of the shares of Class A common stock underlying such options on the first, second, third and fourth anniversaries of the date of grant, respectively. See “Continued Vesting on Vesting Stock and Options for Retirees” for rights to continued vesting after retirement for certain holders.

See “Certain Relationships and Related Transactions” for information with respect to transactions between the Company and certain persons related to or entities in which certain Directors of the Company may be deemed to have an interest.

Continued Vesting on Vesting Stock and Options for Retirees

Certain qualifying retirees may continue holding and vesting in their vesting stock (including units of vesting stock held in the Key Executive Stock Deferral Plan) and stock options after retirement, if they have held such securities for at least 12 months prior to retirement. Qualifying retirement is defined as terminating service with the Company (i) after age 59 1/2 with at least ten years of service with the Company; (ii) after age 59 1/2 when age at termination plus years of service with the Company equals at least 70; or (iii) after reaching the applicable mandatory retirement age regardless of their length of service with the Company for officers and Directors subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (“Section 16 Officers and Directors”). The Company has the right to terminate this continued vesting in certain circumstances. The Company also has the right to repurchase shares held by retirees after their options are exercised and/or their shares are fully vested. If a retiree is a participant in the Company’s Alumni Program (a program for eligible retirees where the Company has no repurchase right on their shares during the first five years after termination, but would have the right to repurchase the shares during the second five years on an established schedule with the ability to accelerate the repurchase during the second five years), the Company has the right to repurchase shares held by the retiree upon the termination of the retiree’s participation in the Alumni Program. This policy change was implemented for all unvested stock and options awarded after July 1, 2004. However, for Section 16 Officers and Directors retiring after reaching mandatory retirement age, this policy change applies to all unvested stock and options held by them, regardless of when the vesting stock and options were awarded.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The Compensation Committee consists exclusively of non-employee, independent Directors, and is responsible for establishing and administering the programs that govern the compensation and benefits for the executive officers of the Company, including the executive officers named in this Proxy Statement.

Compensation Policy

The Company’s compensation policies, plans and programs seek to closely align the financial interest of the Company’s employees, including executive officers, with the financial interest of its owners. Consistent with this philosophy, the compensation policy of the Company, which is endorsed by the Compensation Committee, is that the compensation of executive officers be related to and contingent upon the performance of the Company as a whole, the performance of business units under their management and their individual contribution and performance. In this way, the Company seeks to encourage continuing focus on increasing the Company’s revenue, profitability and stockholder value, while at the same time motivating its executive officers to perform to the fullest extent of their abilities.

Methodology

As members of the Compensation Committee, it is our responsibility to determine the compensation of the Chief Executive Officer and to review and approve the compensation of the other executive officers named pursuant to Section 16 of the Securities Exchange Act of 1934. These determinations are made in light of individual, corporate and business unit performance, the performance of our competitors and other similar businesses and relevant market compensation data. To assist the Compensation Committee in carrying out these responsibilities, Pearl Meyer & Partners, an executive compensation consulting firm (“PM&P”), was retained by the Compensation Committee to review the Company’s existing executive compensation programs, including the compensation paid to the Company’s Chief Executive Officer and the four other highest paid executive officers of the Company during the fiscal year ended January 31, 2006 (“Fiscal 2006”) and to provide a competitive assessment of the various components of such compensation.

We analyzed the Company’s compensation practices, guided by three key principles:

1. Performance-based: Compensation levels should be determined based on Company, business unit and individual results compared to quantitative and qualitative performance priorities set at the beginning of the year.

•	Operating cash flow, segment operating income after tax (SOIAT), earnings before interest, taxes, depreciation and amortization (EBITDA), revenue and contract awards are key quantitative performance measures considered in making compensation decisions.
•	Individual performance goals related to customers, employees and organizational initiatives for group and business unit executives and functional goals for corporate executive management are taken into consideration in the qualitative assessment of individual performance.

2. Stockholder-aligned: Equity should be awarded as a significant component of incentive compensation.

•	Equity awards have historically comprised a significant portion of incentive compensation awarded to the Chief Executive Officer and the other executive officers.
•	The Company’s Stock Ownership Guidelines align executive officer and management interests with those of stockholders by promoting increased stock ownership.

3. Fair: Compensation levels should be perceived as fair, both internally and externally.

•	Compensation levels are compared to those of the Company’s peers.

•	Competitive pay levels are considered in the context of an evaluation of Company and business unit results relative to the results of the Company’s peers.
•	Executive compensation is compared to other compensation levels within the Company to ensure that appropriate internal equitable relationships are achieved.

Components of Executive Compensation

Base Salary - The Company has continued to set the annual base salaries of its executive officers at competitive levels and continues to cause a significant portion of an executive officer’s compensation to consist of annual and longer-term incentive compensation which are variable and closely tied to corporate, business unit and individual performance. For Fiscal 2006, more than half of the executive officers’ total compensation was paid as incentive compensation. As a result, much of an executive officer’s total compensation was “at risk” and dependent on performance during the prior fiscal year.

Incentive Compensation - An executive officer’s incentive compensation may consist of cash, fully vested stock, vesting stock, options, stock units or a combination of these components. Generally, an annual bonus is given after the end of the fiscal year based on individual, corporate and business unit performance for such fiscal year and an executive officer’s respective responsibilities, strategic and operational goals and levels of historic and anticipated performance. By awarding bonuses of vesting stock and vesting stock options, the Company seeks to encourage individuals to remain with the Company and continue to focus on the long-term technical and financial performance of the Company and on increasing stockholder value. Further, the exercise price of all stock options granted is equal to the stock price of the Class A common stock on the date of grant. Therefore, such options only have value to the extent that the stock price of the Company’s Class A common stock increases during the term of the stock option.

Perquisites and Personal Benefits - The Company does not provide substantial perquisites and personal benefits to its executive officers that are not available to other employees. We do not have programs for providing perquisites and personal benefits to executive officers, such as company cars, permanent lodging or defraying the cost of personal entertainment or family travel (except for a country club membership provided to our Chief Executive Officer and two other executive officers and up to $14,500 for financial planning and/or tax preparation services for executive officers). Our health care and other insurance programs are the same for all eligible employees, including officers. Our loan programs, although modest in nature, are not available to executive officers. The Company has, however, entered into certain severance agreements with its executive officers that provide for the payment of salary and bonus and the continued provision of certain benefits if the officer is involuntarily terminated without cause or resigns for good reason within a 24-month period following a change in control.

Company Performance

In evaluating the performance and establishing the incentive compensation of the Chief Executive Officer and the Company’s other executive officers, the Compensation Committee recognized that the Company exceeded the performance objectives in two of the five key financial performance objectives and fell short in three financial performance objectives. The Company achieved over 114% of its planned objectives in the areas of operating cash flow and contract awards, 95% of its EBITDA objective, 99% of its revenue objective, and 93% of its SOIAT objective. In analyzing the Company’s performance, the Committee observed that management had made significant progress against the Company’s non-financial objectives, including implementation of a company wide Talent Management Review in concert with management succession planning, upgrading the Program Management training program and establishing additional leadership forums designed to improve communications with employees. In addition, in Fiscal 2006, management completed four acquisitions, and approximately five percentage points of the consolidated Fiscal 2006 growth was a result of acquisitions completed in Fiscal 2006 and in prior years. Further, in Fiscal 2006, management also prepared the Company to become SOX 404 compliant. The Committee also considered the Company’s losses on the Greek Olympics contract and its significant impact on the Company’s financial results for the fiscal year.

Chief Executive Officer Compensation

Mr. Dahlberg serves as the Company’s Chief Executive Officer and receives an annual base salary of $1,000,000 pursuant to an employment agreement. PM&P has concluded that Mr. Dahlberg’s base salary is competitive with the market median in its compensation survey database for chief executive officers for comparable companies of similar size.

Mr. Dahlberg received a short-term incentive bonus of $1,100,000 for Fiscal 2006 consisting of $742,646 in cash and 5,000 net shares (on an after tax basis) of fully vested Class A common stock having a market value on the date of grant of $219,600 based on an original bonus amount of $357,354. Mr. Dahlberg’s Fiscal 2006 short-term incentive target was $1,250,000 as established by the Compensation Committee at its meeting in March 2005. Mr. Dahlberg also received a long-term incentive bonus of 9,108 vesting shares of Class A common stock having a market value on the date of grant of $400,023 and an option to purchase 200,000 shares at an exercise price of $43.92 per share. The vesting stock bonus and options both vest at the rate of 20%, 20%, 20% and 40% on the first, second, third and fourth anniversaries of the grant date.

The Compensation Committee believes that Mr. Dahlberg’s incentive compensation was well warranted based on the Company’s overall performance. During Fiscal 2006, Mr. Dahlberg demonstrated strong leadership, high integrity and ethical behavior, established a well formulated strategic business plan and achieved overall financial performance that, in the aggregate, met plan.

Executive Officer Compensation Review

PM&P has reviewed the compensation for each of the other four highest paid executive officers of the Company during its last fiscal year and has reported to the Compensation Committee that, based on industry survey data collected by PM&P, the compensation of these executive officers was within an acceptable range of competitive market levels for individuals with comparable duties and responsibilities.

Deductibility of Compensation under Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to the chief executive officer and the other four highest paid executive officers. The Compensation Committee will continue to monitor compensation programs in light of Section 162(m); however, the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and its stockholders.

Stock Ownership Guidelines

The Company’s general philosophy is to encourage employees to have significant stockholdings in the Company so that they have sufficient economic incentive to maximize the Company’s long-term performance and stock value. Under the Company’s stock ownership guidelines for its officers, all officers are expected to acquire and maintain stockholdings in the Company in amounts expressed as a multiple of base salary. The guidelines provide for various window periods within which the stock ownership levels are to be achieved. These guidelines establish a clear link between stock ownership, long-term strategic thinking and compensation programs that are tied to corporate performance and the interests of the stockholders.

Conclusion

The Committee believes that the caliber and motivation of all our employees, and especially our executive leadership, are essential to the Company’s performance. We also believe that the compensation policies, plans and programs the Company has implemented have encouraged management to increase its focus on the long-term financial performance of the Company and contributed to achieving the Company’s technical and financial success. We will continue to evolve and administer the Company’s compensation programs in a manner that we believe will be in the stockholders’ interests.

E.J. Sanderson, Jr. (Chair)

W.H. Demisch

A.K. Jones

H.M.J. Kraemer, Jr.

March 30, 2006

Stockholder Return Performance Presentation

Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the Class A common stock against the cumulative total return of the Standard & Poor’s 500 Composite Stock Index and the cumulative total return of the Goldman Sachs Technology Services Index for the five (5) fiscal years ended January 31, 2006. The comparison of total return shows the change in year-end stock price, assuming the immediate reinvestment of all dividends for each of the periods.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements, including the financial reporting process, system of internal control over financial reporting and audit process; (ii) compliance by the Company with legal and regulatory requirements; (iii) the registered public accountant’s qualifications and independence; (iv) the performance of the Company’s internal audit function and registered public accountants; (v) financial reporting risk assessment and mitigation; and (vi) the preparation of the report of the Audit Committee to be included in the Company’s annual proxy statement. The Audit Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for the preparation and certification of the Company’s financial statements and that the registered public accountants are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that financial management, including the internal audit staff, and the registered public accountants, have more time, knowledge, and detailed information on the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the registered public accountant’s work.

The duties and responsibilities of the Audit Committee have been set forth in a written charter since 1975. As set forth in more detail in the Audit Committee Charter which is attached to this Proxy Statement as Annex I, the Audit Committee’s primary responsibilities fall into the following categories.

•	Internal Controls and Disclosure Controls – Review and make recommendations on the assessment performed by management on internal control over financial reporting and the report and attestation of the registered public accountants on management’s assessment of internal controls over financial reporting; review the internal control assessment with the registered public accountants, the internal auditor, and management; review any major issues as to the adequacy of the Company’s internal control over financial reporting and any special audit steps adopted in light of material control deficiencies; review the disclosure controls and procedures of the Company designed to ensure timely collection and evaluation of information required to be disclosed in the Company’s filings with the Securities and Exchange Commission or posted on the Company’s website; and review the registered public accountant’s procedures and management of the audit relating to internal control over financial reporting.

•	Independent Audit – Retain a registered public accounting firm for the purpose of preparing or issuing an audit report on the consolidated financial statements of the Company and performing other audit, review or attest services; preapprove the compensation and fees to be paid to the registered public accountants, preapprove all audit and non-audit services to be performed by the registered public accountants in advance and evaluate the qualifications, performance and independence of the registered public accountants; oversee the work of the registered public accountants; ensure the objectivity of the registered public accountants by reviewing and discussing all relationships between the registered public accountants and the Company and its affiliates; obtain and review a report by the registered public accountants that describes their internal quality-control procedures; review the proposed audit scope and procedures to be utilized; obtain and review a post-audit report from the registered public accountant; and review all critical accounting policies and practices to be used, major issues regarding accounting principles and financial statement presentation and analyses prepared by management and/or the registered public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

•	Internal Audit – Review the qualifications, organizational structure and performance of the internal audit function; review, approve and update the rolling three-year internal audit plan; receive periodic summaries of findings from completed internal audits and the status of major audits in process; receive timely notification of any issues or concerns identified during the course of internal audits and review; and discuss with the registered public accountants the responsibilities, budget and staffing of the Company’s internal audit function.

•	Financial Reporting – Review and discuss with management, the registered public accountants and the internal auditor the Company’s annual and quarterly consolidated financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; discuss with the registered public accountants the auditor’s judgments about the quality and not just the acceptability of accounting principles used to prepare the Company’s consolidated financial statements and review the type of information to be disclosed in the Company’s earnings press release; and discuss the earnings press releases and review any financial information and earnings guidance provided to analysts and rating agencies.

•	Ethical and Legal Compliance – Review the effectiveness of the Company’s system for monitoring compliance with laws and regulations; establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (including procedures for receiving and handling complaints on a confidential and anonymous basis); review and monitor compliance with the code of ethics for the principal executive officer and senior financial officers; review the code of ethical conduct and reporting applicable to the Company’s in-house and outside attorneys; and receive, evaluate and handle any complaints submitted to or reported to the Audit Committee.

•	Other Responsibilities – Discuss and evaluate the Company’s guidelines and policies regarding risk assessment and risk management; discuss the Company’s major financial risk exposures and the steps management has take to monitor and control such exposures; and review the Company’s litigation, government investigation and legal compliance matters for the purpose of determining the adequacy and appropriateness of the Company’s financial reserves and control processes.

In the course of fulfilling its responsibilities, the Audit Committee has:

•	met with the internal auditor and the registered public accountants to discuss any matters that the internal auditor, the registered public accountants or the Committee believed should be discussed privately without members of management present;

•	met with management of the Company to discuss any matters management or the Committee believed should be discussed privately without the internal auditor or the registered public accountants present;

•	reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent auditors, the audited consolidated financial statements for the fiscal year ended January 31, 2006;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Accounting Standards No. 61 (Communication with Audit Committees); and

•	received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the reviews and discussions summarized in this Report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006 for filing with the Securities and Exchange Commission.

C.B. Malone (Chairperson)

W.H. Demisch

J.A. Drummond

A.K. Jones

H.M.J. Kraemer, Jr.

March 31, 2006

AUDIT MATTERS

Independent Auditor

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending January 31, 2007. Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP at the Annual Meeting pursuant to Proposal II, as described above.

Audit and Non-Audit Fees

Aggregate fees billed to the Company for the fiscal years ended January 31, 2006 and January 31, 2005 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”), were as follows:

	2006	2005
Audit Fees (a)	$6,282,000	$3,339,000
Audit-Related Fees (b)	1,278,000	1,889,000
Tax Fees (c)	210,000	499,000
All Other Fees	—	—
Total Fees	$7,770,000	$5,727,000

(a)	Audit fees include audit of consolidated financial statements, required statutory audits, quarterly reviews and consents related to SEC filings. Audit fees for the year ended January 31, 2006 include $2,700,000 for an audit of the Company’s consolidated financial statements for the six months ended July 31, 2005 for inclusion in a registration statement of SAIC, Inc., a wholly-owned subsidiary, and $425,000 for services related to registration statement filings.

(b)	Includes fees for consultation and planning related to the Company’s Sarbanes-Oxley Section 404-readiness activities of $881,000 and $130,000 for the years ended January 31, 2006 and 2005, respectively; audits of employee benefit plans of $238,000 and $217,000 for the years ended January 31, 2006 and 2005, respectively; accounting consultation of $0 and $17,000 for the years ended January 31, 2006 and 2005, respectively; other stand alone audits of $159,000 and $192,000 for the years ended January 31, 2006 and 2005, respectively, and a three year stand alone audit, review of interim result and issuance of comfort letter in connection with an offering memorandum issued by the buyer of the Company’s subsidiary, Telcordia Technologies, Inc. for the year ended January 31, 2005.

(c)	Represents fees for tax services related to preparation and/or review of various statutory tax filings including U.S., foreign, state, benefit plans and others, including research and discussions related to tax compliance matters.

The Audit Committee has considered whether the above services provided by the Deloitte Entities are compatible to maintaining the independence of the Deloitte Entities. The Audit Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the registered public accountant in advance. Further, the Chair of the Audit Committee has the authority to pre-approve audit and non-audit services as necessary between regular meetings of the Audit Committee, provided that any such services so pre-approved shall be disclosed to the full Audit Committee at its next scheduled meeting. All of the Audit, Audit-Related and Tax Fees set forth above were pre-approved by one of these means.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

Class A Common Stock

To the best of the Company’s knowledge, as of the Record Date, no person (other than Vanguard Fiduciary Trust Company (“Vanguard”) in its capacity as trustee of the Retirement Plans) beneficially owned more than 5% of the outstanding shares of Class A common stock. The following table sets forth, as of the Record Date, to the best of the Company’s knowledge, the number of shares of Class A common stock beneficially owned by each Director, each nominee for Director, each of the Named Executive Officers and all executive officers and Directors as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

K.C. Dahlberg	290,926	*
W.H. Demisch	158,835	*
J.A. Drummond	10,876	*
D.H. Foley	208,272	*
J.J. Hamre	2,120	*
A.K. Jones	65,203	*
H.M.J. Kraemer, Jr.	101,845	*
C.B. Malone	122,018	*
W.A. Roper, Jr.	485,546	*
E.J. Sanderson, Jr.	15,897	*
L.A. Simpson	0	0%
G.T. Singley	92,352	*
J.P. Walkush	331,615	*
J.H. Warner, Jr.	404,153	*
A.T. Young	84,420	*
Vanguard Fiduciary Trust Company, as trustee 400 Vanguard Boulevard Malvern, PA 19355	69,573,599	41.1%(3)
All executive officers and Directors as a group (22 persons)	2,994,039	1.8%(4)

*	Less than 1% of the outstanding shares of Class A common stock and less than 1% of the voting power of the Common Stock.

(1)

The beneficial ownership set forth in the table includes: (a) the approximate number of shares allocated to the account of the individual by the Trustee of the SAIC Retirement Plan as follows: K.C. Dahlberg (875 shares), D.H. Foley (110 shares), G.T. Singley (1,427 shares), J.P. Walkush (23,638 shares), J.H. Warner, Jr. (302 shares) and all executive officers and Directors as a group (84,445 shares); (b) shares held in a rabbi trust in the form of share units for the account of the individual in the Key Executive Stock Deferral Plan, the Stock Compensation Plan and/or the Management Stock Compensation Plan as follows: K.C. Dahlberg (101,051 shares), W.H. Demisch (23,349 shares), J.A. Drummond (2,216 shares), D.H. Foley (17,243 shares), J.J. Hamre (1,120 shares), A.K. Jones (3,502 shares), H.M.J. Kraemer, Jr. (18,884 shares), W.A. Roper, Jr. (184,680 shares), G.T. Singley (6,892 shares), J.P. Walkush (49,184 shares), J.H. Warner, Jr. (46,114 shares), A.T. Young (29,522 shares) and all executive officers and Directors as a group (570,067 shares); (c) shares subject to options exercisable within 60 days following the Record Date as follows: K.C. Dahlberg (154,000 shares), W.H. Demisch (24,600 shares), J.A. Drummond (7,200 shares), D.H. Foley (155,000 shares), A.K. Jones (24,600 shares), H.M.J.

Kraemer, Jr. (24,600 shares), C.B. Malone (11,400 shares), W.A. Roper, Jr. (170,000 shares), E.J. Sanderson, Jr. (12,600 shares), G.T. Singley (47,000 shares), J.P. Walkush (81,000 shares), J.H. Warner, Jr. (118,000 shares), A.T. Young (24,600 shares) and all executive officers and Directors as a group (1,086,405 shares); (d) shares held directly by or jointly with spouses, minor children or other relatives sharing a household with the individual as follows: W.H. Demisch (98,309 shares) and all executive officers and Directors as a group (104,209 shares); and (e) shares held by certain trusts established by the individual as follows: C.B. Malone (110,618 shares), J.H. Warner, Jr. (116,506 shares) and all executive officers and Directors as a group (362,878 shares).

(2)	Based on 169,163,606 shares of Class A common stock outstanding as of the Record Date.

(3)	At the Record Date, Vanguard, as Trustee for the Retirement Plans, beneficially owned the following percentage of the outstanding shares of Class A common stock and Class B common stock and voting power of the common stock under the following plans for the benefit of plan participants: SAIC Retirement Plan: 38.6% Class A common stock, 4.1% Class B common stock and 37.7% of the voting power of the Common Stock; Telcordia Plan: 2.0% Class A common stock and 2.0% of the voting power of the Common Stock and AMSEC Plan: 0.6% Class A common stock and 0.6% of the voting power of the Common Stock. The shares beneficially owned by Vanguard are also included in the amounts held by individuals and the group set forth in this table.

(4)	Represents 1.7% of the voting power of the Common Stock.

Class B Common Stock

The following table sets forth, as of the Record Date, to the best of the Company’s knowledge, those persons who were beneficial owners of 5% or more of the outstanding shares of Class B common stock. None of the Directors, nominees for Director, Named Executive Officers or executive officers of the Company own any shares of Class B common stock.

Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Percent of Class(1)

J.L. Griggs, Jr. 1516 Sagebrush Trail, S.E. Albuquerque, NM 87123	20,267(2)	9.9%(3)

(1)	Based on 206,147 shares of Class B common stock outstanding as of the Record Date.

(2)	Includes 803 shares held for the account of the individual by the Trustee of the SAIC Retirement Plan.

(3)	Less than 1% of the voting power of the Common Stock.

OTHER INFORMATION

Certain Relationships and Related Transactions

The Beyster Institute at the Rady School of Management engages in teaching, research, public education and outreach related to advancing and encouraging others in the field of employee ownership and entrepreneurship. The Beyster Institute was previously a part of the Foundation for Enterprise Development (the Foundation), a non-profit organization, which is engaged in a broad range of research and education activities. The Foundation was established by J.R. Beyster, our former Chairman of the Board, Chief Executive Officer and President. In Fiscal 2006, we donated $150,000 in cash to the Foundation and we have a commitment to donate $150,000 per year for three more years. J.R. Beyster is the President and a member of the Board of Trustees of the Foundation and M.A. Walkush, who is a sister of J.P. Walkush, an Executive Vice President and a Director, was a consulting employee of the Company and is currently a consultant and a Senior Fellow for the Foundation. Each of T.E. Darcy, an Executive Vice President, and J.P. Walkush have previously served as members of the Board of Trustees of the Foundation.

D.M. Albero, son of C.M. Albero, former Group President and Chairman of the Board of AMSEC LLC, is an employee of AMSEC LLC. For services rendered during Fiscal 2006, D.M. Albero received a salary of $107,804. D.M. Albero is a Senior Consulting Analyst.

B.D. Rockwood, son of Stephen D. Rockwood, our former Executive Vice President, Chief Technology Officer and Director, is an employee of the Company. For services rendered during Fiscal 2006, B.D. Rockwood received a salary of $185,000, a cash bonus of $3,200, 10 net shares of Class A common stock (on an after tax basis) with a market value of $458 based on an original bonus amount of $800, 592 shares of vesting Class A common stock which had a market value on the date of grant of $26,001 and options to acquire 1,000 shares of Class A common stock at $43.92 per share, which was the stock price on the date of the grant. Such vesting shares of Class A common stock and options both vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. B.D. Rockwood is a Director of Business Operations in the Security and Transportation Technology business unit and has previously served as a Business Developer in such business unit.

W.A. Downing, a former Director whose term expired in June 2005, also provided services to the Company and received compensation at a fixed hourly rate in addition to his annual retainer and meeting fees as a Director. In Fiscal 2006, W.A. Downing received compensation of $317,500 for these services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder require the Company’s Directors and executive officers to file reports of their ownership and changes in ownership of Class A common stock with the Securities and Exchange Commission. Personnel of the Company generally prepare and file these reports on the basis of information obtained from each Director and officer and pursuant to a power of attorney. Based on such information provided to the Company, the Company believes that all reports required by Section 16(a) of the Securities Exchange Act of 1934 to be filed by its Directors and executive officers during the last fiscal year were filed on time.

Stockholder Proposals for the 2007 Annual Meeting

Any stockholder proposals intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company no later than February 7, 2007 in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. In addition, Section 2.07 of the Company’s Bylaws provides that in order for a stockholder to propose any matter for consideration at an annual meeting of the Company (other than by inclusion in the Company’s Proxy Statement), such stockholder must have given timely prior written notice to the Secretary of the Company of his or her intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days’ notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of Common Stock beneficially owned by such stockholder and any material interest of such stockholder in the business so proposed.

Annual Report On Form 10-K

The Company will provide without charge to any stockholder, upon written or oral request, a copy of its Annual Report on Form 10-K for the year ended January 31, 2006 (without exhibits) as filed with the Securities and Exchange Commission. Requests should be directed to Science Applications International Corporation, 10260 Campus Point Drive, San Diego, California 92121, Attention: Corporate Secretary, 1-858-826-6000.

By Order of the Board of Directors

Douglas E. Scott

Senior Vice President,

General Counsel and Corporate Secretary

June 7, 2006

ANNEX I

AUDIT COMMITTEE CHARTER

Statement of Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in its oversight of: (i) the integrity of the Company’s financial statements, including the financial reporting process, system of internal control over financial reporting and audit process; (ii) compliance by the Company with legal and regulatory requirements; (iii) the registered public accountants’ qualifications and independence; (iv) the performance of the Company’s internal audit function and registered public accountants; (v) financial reporting risk assessment and mitigation; and (vi) the preparation of the report of the Committee to be included in the Company’s annual proxy statement in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). In performing its duties, the Committee will maintain effective working relationships with and open communication between the Board, management, internal auditors and registered public accountants.

Composition, Membership and Operation

1.         Composition of Committee. The Committee will be composed of three or more directors, none of whom may (i) as determined by the Board, have any relationship to the Company that may interfere with the exercise of his or her “independence” from management and the Company, as such term is defined in the Company’s Corporate Governance Guidelines; (ii) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary other than in his or her capacity as a director, a member of the Committee or a member of any other Board committee; or (iii) be an affiliated person of the Company or any of its subsidiaries other than in his or her capacity as a director or a member of the Committee or a member of any other Board committee. All members of the Committee will be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee will be an “audit committee financial expert,” as such term is interpreted under the rules of the SEC, and shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. Members of the Committee, including the Committee Chair, shall be elected by the Board, taking into account the recommendations of the Nominating and Corporate Governance Committee, and members may be removed from the Committee by the Board. Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and discloses such determination in the Company’s annual proxy statement.

2.         Operation of Committee. A majority of the members of the Committee shall constitute a quorum for doing business. All actions of the Committee shall be taken by a majority vote of the members of the Committee present at a meeting at which a quorum is present or by unanimous written consent. The Committee Chair shall be responsible for leadership of the Committee, including preparation of meeting agendas. The Committee may, at its discretion, delegate such of its authority and responsibilities as the Committee deems proper to members of the Committee or a subcommittee.

3.         Meetings. The Committee will have regularly scheduled meetings each year, with additional meetings to be held as circumstances require. The Committee will keep minutes of its meetings, and the Committee Chair will regularly report to the Board on its activities, making recommendations as appropriate, including the Committee’s conclusions with respect to the qualifications, performance and independence of the registered public accountants, and will review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, its compliance with legal or regulatory requirements, the performance and independence of the registered public accountants or the performance of the internal audit function.

Duties and Responsibilities

The Committee’s job is one of oversight and it recognizes that the Company’s management is responsible for the preparation and certification of the Company’s financial statements and that the registered public accountants are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, including the internal audit staff, and the registered public accountants, have more time, knowledge, and detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the registered public accountants’ work.

The following functions shall be the common recurring activities of the Committee, and are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances, other than as may be required by any rules of the SEC or any national securities exchange on which shares of the Company are listed.

1.	Internal Controls and Disclosure Controls

•	Review and provide feedback as deemed appropriate on (i) the assessment performed by management on internal control over financial reporting for inclusion in the Company’s Annual Report on Form 10-K with respect to quality, adequacy, and effectiveness of the Company’s internal control structure and procedures for financial reporting; and (ii) the report and attestation of the registered public accountants on management’s assessment of internal control over financial reporting.

•	Review the internal control assessment with the registered public accountants, the internal auditor and management, including all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or others with a significant role in the internal controls; review any major issues as to the adequacy of the Company’s internal control over financial reporting and any special audit steps adopted in light of material control deficiencies; receive recommendations for the improvement of such control; and review whether any such previously approved recommendations have been implemented and any other significant changes in internal control over financial reporting have been made since the last evaluation.

•	Review the disclosure controls and procedures of the Company designed to ensure timely collection and evaluation of information required to be disclosed in the Company’s filings with the SEC or posted on the Company’s website.

•	Review the registered public accountants’ procedures and management of the audit relating to internal control over financial reporting.

2.	Independent Audit

•

Retain a registered public accounting firm for the purpose of preparing or issuing an audit report on the consolidated financial statements of the Company and performing other audit, review or attest services; preapprove the compensation and fees to be paid to the registered public accountants; preapprove all audit and non-audit services to be performed by the registered public accountants in advance and evaluate the qualifications, performance and independence of the registered public accountants. The Committee shall have sole authority and responsibility to appoint, evaluate and, where appropriate, replace the registered public accountants and/or the lead audit partner, and the registered public accountants shall be ultimately accountable to and report to the Committee. The Committee shall oversee the work of the registered public accountants (including resolution of any disagreements between management and the registered public accountants regarding financial reporting). The Committee Chair shall have authority to preapprove audit and non-audit services provided by the registered public accountants as necessary between regular meetings of the Committee; provided that any such services so preapproved shall be disclosed to the full Committee at its next scheduled meeting.

•	Ensure the objectivity of the registered public accountants by reviewing and discussing all relationships between the registered public accountants and the Company and its affiliates, including: (i) requesting, receiving, and reviewing, on an annual basis, a formal written statement from the registered public accountants under Independence Standards Board Standard No. 1 that delineates all relationships which may reasonably be thought to bear on the independence of the registered public accountants with respect to the Company in accordance with professional standards governing such independence; (ii) discussing with the registered public accountants any disclosed relationships or services that may impact the objectivity and independence of the registered public accountants; (iii) taking appropriate action in response to the registered public accountants’ report; and (iv) establishing clear policies regarding the employment of current or former employees of the registered public accountants.

•	Obtain and review, at least annually, a report by the registered public accountants that describes (i) the registered public accountants’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control procedures; (iii) any material issues raised by the most recent internal quality control review, or peer review, of the registered public accountants, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the registered public accountants, and any steps taken to address any such issues.

•	Meet separately and on a periodic basis with the registered public accountants and management to review the proposed audit scope and procedures to be utilized.

•	At the conclusion of each annual audit, review with the registered public accountants any audit problems or difficulties and management’s response, including any difficulties encountered in the course of the audit work; any restrictions on the scope of the registered public accountants’ activities or on access to requested information; any significant disagreements with management; any accounting adjustments that were noted or proposed by the registered public accountants but were passed (as immaterial or otherwise); any communications between the audit team and the national office respecting auditing or accounting issues presented in the engagement; and any management or internal control letter issued, or proposed to be issued, by the registered public accountants to the Company in connection with the audit and any other comments or recommendations made by the registered public accountants; and such matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

•

Review (i) all critical accounting policies and practices to be used; (ii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (iii) analyses prepared by management and/or the registered public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including each alternative treatment of financial information within GAAP that has been discussed with management and an analyses of the effects of alternative GAAP methods on the financial statements; (iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; and (v) other material written communications between the registered public accountants and management.

3.	Internal Audit

•	Review the qualifications, organizational structure and performance of the internal audit function and give prior approval to any decision to appoint, replace, reassign, or dismiss the Director of the Company’s Internal Audit Department. The Committee, through its Chair, shall also be required to concur in the total compensation being provided to the Director of the Internal Audit Department and sign off on his/her annual performance appraisal.

•	Review and approve on an annual basis the three year audit plan of the Internal Audit Department (the “internal audit plan”), which plan should be designed to systematically focus on the Company’s risks and vulnerabilities.

•	Review and update on an annual basis the internal audit plan, including the independence and authority of the internal auditor’s reporting obligations, the adequacy of internal audit resources, and the coordination and completeness of coverage between the internal auditors and registered public accountants.

•	Receive periodic summaries of findings from completed internal audits and, as appropriate, the status of major audits in process. Receive progress reports on the completion of the current year’s internal audit plan, including explanations for any significant deviations from the plan.

•	Receive timely notification of any issues or concerns identified during the course of internal audits.

•	Review and discuss with the registered public accountants, or others as appropriate, the responsibilities, budget and staffing of the Company’s internal audit function.

4.	Financial Reporting

•	Review and discuss with management and the registered public accountants the Company’s annual audited consolidated financial statements that will be contained in its Annual Report to Stockholders and Form 10-K, including a review of the specific disclosures under “Managements Discussion and Analysis of Financial Condition and Results of Operations.” Based on such review, recommend to the Board, in a written report to be included in the Company’s proxy statement, whether the consolidated financial statements of the Company should be included in its Annual Report on Form 10-K.

•	Review and discuss with management, the registered public accountants and the internal auditor the quarterly consolidated financial statements of the Company, including a review of the specific disclosures under “Managements Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the registered public accountants’ review of those statements. This review shall occur prior to the Company’s filing of each Form 10-Q with the SEC.

•

Discuss with the registered public accountants the auditor’s judgments about the quality and not just the acceptability of accounting principles used to prepare the Company’s consolidated financial statements. Review the impact on the annual financial statements of any significant accounting and reporting issues, including recent professional and regulatory pronouncements and any newly adopted or proposed changes in accounting principles that would significantly affect the Company or its consolidated financial statements.

•	Review the Company’s responses to any comment letters, inquiries or investigations of the SEC or any national securities exchange on which shares of the Company are listed.

•	Review the type of information to be disclosed in, and type of presentation of, the Company’s earnings press releases (paying particular attention to any use of “proforma” or “adjusted” non-GAAP information), discuss the earnings press releases and review any financial information and earnings guidance provided to analysts and rating agencies.

5.	Ethical and Legal Compliance

•	Review the effectiveness of the Company’s system for monitoring compliance with laws and regulations, including receiving reports from management on the results of management’s review of compliance with the Company’s policies and any investigations by management related to fraudulent acts or irregularities.

•	Review with the Chairs of the Ethics and Corporate Responsibility Committee of the Board and the Company’s Employee Ethics Committee, any concerns they may have with respect to management’s having adequately communicated to the Company’s employees the importance of the Company’s ethical and business practices standards, including the importance of internal accounting controls.

•	Establish procedures for the receipt, retention and treatment of complaints (including procedures for receiving and handling complaints on a confidential and anonymous basis) regarding accounting, internal accounting controls or auditing matters, including employee concerns regarding questionable accounting or auditing matters.

•	Review the code of ethics for principal executive officer and senior financial officers (the “Code of Ethics”), any changes to or waivers from it, and the compliance of the Company’s principal executive officer and senior financial officers with the Code of Ethics.

•	Review the code of ethical conduct and reporting applicable to the Company’s in-house and outside attorneys and receive, evaluate and handle any complaints submitted to or reported to the Committee.

6.	Other Responsibilities

•	Meet separately, periodically, with the internal auditor and with the registered public accountants to discuss any matters that the internal auditors, the registered public accountants or the Committee believe should be discussed privately without members of management present.

•	Meet separately, periodically, with management of the Company to discuss any matters management or the Committee believe should be discussed privately without the internal auditor or the registered public accountants present.

•	Review and discuss the adequacy of the Audit Committee Charter on an annual basis or more frequently upon changes to the membership of the Committee or as otherwise needed.

•	Discuss and evaluate the Company’s guidelines and policies regarding risk assessment and risk management, including risks related to internal control over financial reporting, and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Review the Company’s litigation, government investigation and legal compliance matters for the purpose of determining the adequacy and appropriateness of the Company’s financial reserves and control processes.

7.	Committee Self-Evaluation

•	Conduct an annual self-evaluation of the performance of the Committee and report the results of the evaluation to the Board.

Advisors

The Committee shall have the authority to retain and obtain advice and assistance from independent legal, accounting or other advisors as it deems necessary to carry out its duties, without seeking Board or management approval. The Committee shall have the authority to approve such advisor’s fees, expenses and the other terms of its retention. The Committee is authorized to cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s registered public accountants and any advisers engaged by the Committee, and payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Additional Duties and Responsibilities

The Committee shall undertake such additional duties and responsibilities as the Board may from time to time prescribe.

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Proxy and Voting Instruction Card for Annual Meeting of Stockholders – July 14, 2006

This Proxy and Voting Instruction Card is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints K.C. DAHLBERG and D.E. SCOTT, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Class A common stock and/or Class B common stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Science Applications International Corporation (the “Company”) to be held in the SAIC Conference Center, 1710 SAIC Drive, McLean, Virginia, on Friday, July 14, 2006, at 11:00 A.M. (local time), and at any adjournment, postponement or continuation thereof (the “2006 Annual Meeting of Stockholders”), as indicated on the reverse side.

The undersigned also hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, under the SAIC Retirement Plan of the Company, the Telcordia Technologies 401(k) Savings Plan of Telcordia Technologies, Inc. and the AMSEC Employees 401(k) Profit Sharing Plan of AMSEC LLC (collectively, the “Plans”), to vote all of the shares of Class A common stock and/or Class B common stock held for the undersigned’s account in each of the Plans at the 2006 Annual Meeting of Stockholders of the Company, as indicated on the reverse side.

The shares of Class A common stock and/or Class B common stock to which this proxy and voting instruction card relates will be voted as directed. If this proxy and voting instruction card is properly signed and returned but no instructions are indicated with respect to a particular item, (A) the shares represented by this proxy and voting instruction card which the undersigned is entitled to vote will be voted (i) FOR the election of Directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting, (ii) FOR the ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2007, (iii) AGAINST the stockholder proposal regarding majority voting for the election of Directors and (iv) in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof and (B) the shares represented by this proxy and voting instruction card held for the undersigned’s account in each of the Plans will be voted on a Plan-by-Plan basis, in the same proportion as the shares held in each Plan for which voting instructions have been received are voted. All allocated shares of Class A common stock and/or Class B common stock held in the Plans as to which no voting instruction cards are received, together with all shares held in the Plans which have not yet been allocated to the accounts of participants, will be voted, on a Plan-by-Plan basis, in the same proportion as the shares held in each Plan for which voting instructions have been received are voted. This proxy and voting instruction card, if properly executed and delivered in a timely manner, will revoke all prior proxies and voting instruction cards executed and delivered by the undersigned.

Please complete, sign, date and return the Proxy and Voting Instruction Card promptly using the enclosed envelope.

(Continued, and to be signed and dated on the reverse side.)

ATTN: STOCK PROGRAMS 10260 CAMPUS POINT DRIVE SAN DIEGO, CA 92121

BY INTERNET - www.proxyvote.com

Use the Internet to transmit your proxy and voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 11, 2006. Have your proxy and voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy and voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by SAIC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your proxy and voting instructions up until 11:59 P.M. Eastern Time on July 11, 2006. Have your proxy and voting instruction card in hand when you call and then follow the instructions.

BY MAIL

Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return to SAIC, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SAICO1	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

VOTE ON DIRECTORS - The Board of Directors recommends a vote FOR the nominees listed below.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write nominee’s number on the line below.
Election of four Class I Directors.
1.	FOR all nominees listed below (EXCEPT as indicated to the contrary to the right)	☐	☐	☐
01) W.H. Demisch, 02) J.A. Drummond, 03) H.M.J. Kraemer, Jr. and 04) L.A. Simpson

		For	Against	Abstain
VOTE ON PROPOSALS - The Board of Directors recommends a vote FOR Item 2.

2.	Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending January 31, 2007.	☐	☐	☐

VOTE ON PROPOSALS - The Board of Directors recommends a vote AGAINST Item 3.

3.	Stockholder Proposal Regarding Majority Voting for the Election of Directors	☐	☐	☐

ADDITIONAL BUSINESS.

4.	In the discretion of the proxy holders or the Trustee, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

Please sign EXACTLY as name or names appear(s) hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title. If a trust requires the signature of more than one trustee, all required trustees must sign.
	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date